EXHIBIT 99.1

Sun Healthcare Group, Inc.
Reports
Removal of Going Concern Qualification from Audit Report for 2003,
Listing of Common Stock on NASDAQ National Market and
Continued Improvement in Year-End Results

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

     Irvine, Calif. (March 10, 2004) - (NASDAQ: SUNH) On Friday, March 5, 2004, Sun Healthcare Group, Inc. filed its annual report to the Securities and Exchange Commission on Form 10-K. The operating results Sun reported included net income for the year ended Dec. 31, 2003 of $0.4 million. The report also included audited financial statements that no longer contain a going concern qualification from its independent auditors. On March 10, 2004, Sun's common stock commenced trading on the NASDAQ National Market under the symbol "SUNH".

     "We are pleased with our progress as a company in 2003," said Richard K. Matros, Sun's chairman and chief executive officer. "Improving the Company's financial condition and liquidity to allow our auditors to remove the 2002 going concern qualification represents an important step forward for the Company, its stockholders and other constituents." Matros continued, "Despite the improvement in the Company's finances and operations in 2003, we will not rest on those achievements. We will be focused on creating better operations company-wide while seeking opportunities for growth and enhanced profitability."

     For the year ended Dec. 31, 2003, Sun reported total net revenues of $834.0 million and a net income of $0.4 million, including net income on discontinued operations of $35.4 million resulting primarily from the sale of its pharmaceutical services operations in July 2003, compared with total net revenues of $980.9 million and a net loss of $451.0 million for the year ended Dec. 31, 2002, which included an impairment charge of $407.8 million and excluded the gain on extinguishment of debt of $1.5 billion recorded as a result of Sun's emergence from bankruptcy protection on Feb. 28, 2002. For the quarter ended Dec. 31, 2003, Sun reported total net revenues of $212.5 million and a net loss of $13.9 million, which included an impairment charge of $2.8 million and restructuring costs of $4.7 million, compared with total net revenues of $197.5 million and a net loss of $415.4 million for the three-month period ended Dec. 31, 2002, which included an impairment charge of $407.8 million, part of which is reclassified into Discontinued Operations.

     Net revenues from the long-term care and inpatient services operations, which comprised 68.7 percent of Sun's total revenue from continuing operations for the year ended Dec. 31, 2003, decreased $132.7 million, from $705.7 million for the year ended Dec. 31, 2002, to $573.0 million for the same period in 2003, due primarily to reclassification of discontinued operations. The net segment income, excluding any allocation of corporate overhead, before loss on asset impairment, restructuring costs, gain on sale of assets, income taxes and discontinued operations from the long-term care and inpatient services operations increased $18.8 million from a loss of $2.0 million for the year ended Dec. 31, 2002, to income of $16.8 million for the same period in 2003, primarily due to the restructuring efforts' impact on operating overhead and rent expense combined with the effect of the accounting treatment of operations for the two months of 2002 prior to emergence from bankruptcy.

     For the year ended Dec. 31, 2003, Sun's net revenues from its continuing ancillary business operations, comprised primarily of SunDance Rehabilitation Corporation, CareerStaff Unlimited and SunPlus Home Health Services, Inc., net of intersegment eliminations, decreased $14.0 million, from $275.0 million for the year ended Dec. 31, 2002, to $261.0 million for the same period in 2003. Adjusted for $32.8 million of revenues related to the pharmaceutical services operations for the two months ended Feb. 28, 2002, net revenues for 2003 for the ancillary business operations actually increased over the same period 2002 by $18.8 million. The net segment income, excluding any allocation of corporate overhead, before loss on asset impairment, restructuring costs, gain on sale of assets, income taxes and discontinued operations for those operations, decreased $18.2 million over the same period, from net income of $38.4 million to net income of $20.2 million. The decrease was the result of multiple factors, including a $10.0 million decrease in rehabilitation services income related to (i) loss of affiliated business from the divestitures within our inpatient services operations and (ii) Medicare Part B therapy caps, $2.7 million related to the divestiture of the pharmaceutical services operations and $3.3 million due to start up losses associated with our medical staffing services.

     In early 2003, Sun commenced a restructuring of its operations to divest its under-performing long-term care facilities, divest certain non-core business operations, and reduce its overhead expenses. During 2003, Sun reduced the number of its long-term care facilities from 237 facilities with 26,845 licensed beds on Dec. 31, 2002, to 110 facilities with 11,210 licensed beds on Dec. 31, 2003. The Company also sold its SunScript Pharmacy Corporation pharmaceutical operations and its Shared Healthcare Systems, Inc. software development operations during 2003. In Feb. 2004, Sun completed a private placement of $56.2 million of its securities to accredited and institutional investors, raising net proceeds of approximately $52.3 million. Although Sun intends to divest seven more facilities during 2004, Sun believes that its 2003 restructuring is substantially complete.

     The Company emerged from bankruptcy on Feb. 28, 2002, and adopted the provisions of fresh-start accounting effective March 1, 2002. Under these provisions, the terms of the Company's reorganization plan were implemented, assets and liabilities were adjusted to their estimated fair values, and a new entity was deemed created for financial reporting purposes. As a consequence, the financial results for the quarter and year ended Dec. 31, 2002, are generally not comparable to the financial results for the same periods in the prior year. Financial results in the attached financial highlights and consolidated statements of operations and cash flows labeled "Predecessor Company" refer to periods prior to the adoption of fresh-start reporting, while those labeled "Reorganized Company" refer to periods following the Company's reorganization.

     Sun's senior management will hold a conference call to discuss the Company's fourth quarter and year-end operating results on Thursday, March 11, at 12 p.m. EST / 9 a.m. PST. To listen to the conference call, dial (877) 516-8526 and refer to Sun Healthcare Group. A recording of the call will be available from 1 p.m. EST on March 11 until midnight EST on March 18 by calling (800) 642-1687 and using access code 5725297.

# # #

     Sun Healthcare Group, Inc., with executive offices located in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides high-quality therapy, home care and other ancillary services for the healthcare industry.

     Statements made in this release that are not historical facts may be "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: continued compliance by the Company under its loan agreement; changes in Medicare and Medicaid reimbursements; efforts of third-party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third-party payors; competition in our business; potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; and the potential impact an economic downturn or changes in the laws affecting our business in those markets in which we operate. More information on factors that could affect our business and financial results are included in our Annual Report on Form 10-K for the year ended Dec. 31, 2002, and other public filings made with the Securities and Exchange Commission, copies of which are available at Sun's web site at www.sunh.com.

     The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS	Reorganized Company
	December 31, 2003	December 31, 2002

Current assets:
Cash and cash equivalents	$ 25,574	$ 21,013
Accounts receivable, net	109,775	227,929
Restricted cash	33,699	41,102
Other current assets	13,036	45,378

Total current assets	182,084	335,422

Property and equipment, net	59,532	67,714
Goodwill, net	3,834	3,894
Restricted cash	33,920	39,264
Other assets, net	21,028	29,541
Total assets	$ 300,398	$ 475,835
	===========	==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Current portion of long-term debt	$ 24,600	$ 124,183
Accounts payable	46,339	63,728
Accrued compensation and benefits	41,333	66,723
Accrued self-insurance obligations	59,029	72,541
Other accrued liabilities	68,160	74,659

Total current liabilities	239,461	401,834

Accrued self-insurance obligations, net of current portion	138,072	109,345
Long-term debt, net of current portion	54,278	72,040
Other long-term liabilities	34,985	79,554

Total liabilities	466,796	662,773

Stockholders' deficit and minority interest	(166,398)	(186,938)
Total liabilities and stockholders' equity (deficit)	$ 300,398	$ 475,835
	============	===========

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share data)

	Reorganized Company		Predecessor Company
	For the Year Ended December 31, 2003	For the Ten Months Ended December 31, 2002	For the Two Months Ended February 28, 2002

Total net revenues	$ 834,043	$ 679,044	$ 301,846
Costs and expenses:
Operating salaries and benefits	528,033	443,154	176,877
Self insurance for workers' compensation and general and professional liability insurance	38,334	26,589	11,380
Other operating costs	143,276	86,139	72,156
Rent expense	49,593	42,640	25,789
Corporate general and administrative expenses	58,359	75,837	14,776
Depreciation and amortization	7,527	17,409	4,465
Provision for losses on accounts receivable	12,799	7,292	417
Interest, net	16,927	12,532	2,672
Loss on asset impairment	2,774	279,022	-
Restructuring costs, net	14,676	-	-
Gain on sale of assets, net	(3,897)	(8,714)	-
Gain on extinguishment of debt, net	-	-	(1,498,360)
Total costs and expenses	868,401	981,900	(1,189,828)
(Loss) income before reorganization (gain) costs, net, income taxes and discontinued operations	(34,358)	(302,856)	1,491,674
Reorganization (gain) costs, net	-	-	(1,483)
(Loss) income before income taxes and discontinued operations	(34,358)	(302,856)	1,493,157
Income tax expense (benefit)	665	(7)	147
(Loss) income before discontinued operations	(35,023)	(302,849)	1,493,010

Discontinued Operations:
Loss from discontinued operations, net	(20,553)	(135,137)	(1,569)
Gain (loss) on disposal of discontinued operations, net	55,930	-	(6,070)
Income (loss) on discontinued operations	35,377	(135,137)	(7,639)

Net income (loss)	$ 354	$ (437,986)	$ 1,485,371
	===========	============	============

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (in thousands)

	Reorganized Company		Predecessor Company
	For the Year Ended December 31, 2003	For the Ten Months Ended December 31, 2002	For the Two Months Ended February 28, 2002
Cash flows from operating activities:
Net income (loss)	$ 354	$ (437,986)	$ 1,485,371

Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities, including discontinued operations:
Gain on extinguishment of debt, net	-	-	(1,498,360)
Reorganization (gain) costs, net	-	-	(1,483)
Depreciation and amortization	9,396	28,405	4,465
Amortization of favorable and unfavorable lease intangibles	(8,740)	(2,535)	(101)
Provision for losses on accounts receivable	19,073	14,787	417
Gain on sale of assets/write-down of assets held for sale, net	(3,897)	(8,714)	6,070
(Gain) loss on disposal of discontinued operations, net	(55,930)	-	-
Loss on asset impairment	2,774	407,760	-
Other, net	1,843	2,670	716
Changes in operating assets and liabilities	71,916	(11,480)	(18,057)
Net cash provided by (used for) operating activities before reorganization costs	36,789	(7,093)	(20,962)
Net cash paid for reorganization costs	(10,225)	(10,321)	(2,781)
Net cash provided by (used for) operating activities	26,564	(17,414)	(23,743)
Cash flows from investing activities:
Capital expenditures, net	(16,564)	(34,701)	(3,971)
Proceeds from sale of assets held for sale	83,616	17,885	-
Other, net	839	1,865	310
Net cash provided by (used for) investing activities	67,891	(14,951)	(3,661)

Cash flows from financing activities:
Net payments under Senior Loan Agreements	(84,274)	(10,958)	-
Long-term debt repayments	(5,620)	(4,396)	(13)
Other, net	-	(412)	45,912
Net cash (used for) provided by financing activities	(89,894)	(15,766)	45,899
Net increase (decrease) in cash and cash equivalents	$ 4,561	$ (48,131)	$ 18,495
	===========	===========	============

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR
(in thousands)

	Reorganized Company		Reorganized Company		Predecessor Company
	For the Three Months Ended December 31, 2003	For the Three Months Ended December 31, 2002	For the Year Ended December 31, 2003	For the Ten Months Ended December 31, 2002	For the Two Months Ended February 28, 2002
Total net revenues	$ 212,522	$ 197,508	$ 834,043	$ 679,044	$ 301,846
	============	============	=============	=============	=============
Net (loss) income	$ (13,921)	$ (415,356)	$ 354	$ (437,986)	$ 1,485,371

Loss (income) from discontinued operations, net of tax	8,431	147,208	(35,377)	135,137	7,639

Income tax (benefit) expense	-	(549)	665	(7)	147

Loss on impairment	2,774	279,022	2,774	279,022	-

Reorganization and restructuring costs (gain)	4,664	-	14,676	-	(1,483)

Gain on sale of assets, net	(4,083)	(5,943)	(3,897)	(8,714)	-

Gain on extinguishment of debt, net	-	-	-	-	(1,498,360)

Net segment (loss) income	$ (2,135)	$ 4,382	$ (20,805)	$ (32,548)	$ (6,686)

Interest, net	2,178	4,196	16,927	12,532	2,672

Depreciation and amortization	1,773	7,305	7,527	17,409	4,465

EBITDA	$ 1,816	$ 15,883	$ 3,649	$ (2,607)	$ 451

Facility rent (1)	11,723	11,951	46,062	40,396	24,887

EBITDAR	$ 13,539	$ 27,834	$ 49,711	$ 37,789	$ 25,338
	=============	==============	=============	=============	=============

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax provision (benefit), extraordinary loss and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

(1) Excludes general and administrative rent of $879, $781, $3,531, $2,244 and $902 for the three months ended December 31, 2003, for the three months ended December 31, 2002, for the year ended December 31, 2003, for the ten months ended December 30, 2002 and for the two months ended February 28, 2002, respectively.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR

CONSOLIDATED
(in thousands)

Reorganized Company
For the Year Ended December 31, 2003
	Inpatient Services	Rehabilitation Services	Medical Staffing	Home Health	Laboratory and Radiology	Corporate	Consolidated

Total net revenues	$ 572,957	$ 108,713	$ 54,608	$ 55,533	$ 42,159	$ 73	$ 834,043
	=========	=========	==========	==========	==========	==========	===========
Net segment income (loss)	$ 16,754	$ 14,575	$ 1,285	$ 3,765	$ 633	$ (57,817)	$ (20,805)

Interest, net	3,095	(27)	-	2	(4)	13,861	16,927

Depreciation and amortization	5,197	1,128	65	477	621	39	7,527

EBITDA	$ 25,046	$ 15,676	$ 1,350	$ 4,244	$ 1,250	$ (43,917)	$ 3,649

Facility rent (1)	40,807	964	1,107	2,057	1,127	-	46,062

EBITDAR	$ 65,853	$ 16,640	$ 2,457	$ 6.301	$ 2,377	$ (43,917)	$ 49,711
	=========	=========	==========	==========	==========	==========	===========

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax provision (benefit), extraordinary loss and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

(1)  Excludes general and administrative rent of $350, $172, $14, $79 and $2,916 for Inpatient Services, Rehabilitation Services, Medical Staffing, Home Health and Corporate, respectively.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR

INPATIENT SERVICES ONLY
(in thousands)

Reorganized Company
For the Year Ended December 31, 2003

	Inpatient Services - Retained	Inpatient Services - Overhead	Inpatient Services - Divested/Planned Divested	Inpatient Services - Other Operations	Total Inpatient Services
Total net revenues	$ 538,773	$ -	$ 28,823	$ 5,361	$ 572,957
	=============	==============	=============	=============	=============
Net segment income (loss)	$ 34,894	$ (13,462)	$ (5,677)	$ 999	$ 16,754

Interest, net	3,039	-	56	-	3,095

Depreciation and amortization	5,099	-	53	45	5,197

EBITDA	$ 43,032	$ (13,462)	$ (5,568)	$ 1,044	$ 25,046

Facility rent (1)	38,401	-	2,318	98	40,817

EBITDAR	$ 81,433	$ (13,462)	$ (3,250)	$ 1,142	$ 65,863
	=============	==============	=============	=============	=============

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax provision (benefit), extraordinary loss and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

The "retained" portfolio includes 101 facilities that we currently intend to operate after the completion of the restructuring of our long-term care portfolio but we can give no assurance that these facilities represent the actual future facility population that we will operate. Overhead applies to all inpatient facilities, and the component relating to retained and divested/planned divested facilities has not been specifically identified.

(1) Excludes general and administrative rent of $350 in Inpatient Services-Overhead.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR

CONSOLIDATED
(in thousands)

Reorganized Company
For the Three Months Ended December 31, 2003
	Inpatient Services	Rehabilitation Services	Medical Staffing	Home Health	Laboratory and Radiology	Corporate	Consolidated

Total net revenues	$ 147,514	$ 26,753	$ 14,022	$ 13,500	$ 10,746	$ (13)	$ 212,522
	=========	=========	=========	==========	==========	==========	===========
Net segment income (loss)	$ 7,168	$ 2,257	$ 393	$ 945	$ (1,473)	$ (11,425)	$ (2,135)

Interest, net	755	-	-	1	-	1,422	2,178

Depreciation and amortization	1,236	226	17	106	171	17	1,773

EBITDA	$ 9,159	$ 2,483	$ 410	$ 1,052	$ (1,302)	$ (9,986)	$ 1,816

Facility rent (1)	10,358	269	295	519	282	-	11,723

EBITDAR	$ 19,517	$ 2,752	$ 705	$ 1,571	$ (1,020)	$ (9,986)	$ 13,539
	=========	=========	=========	==========	==========	==========	===========

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax provision (benefit), extraordinary loss and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

(1) Excludes general and administrative rent of $83, $39, $6, $20 and $731 in Inpatient Services, Rehabilitation Services, Medical Staffing, Home Health, Laboratory and Radiology and Corporate, respectively.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR

INPATIENT SERVICES ONLY
(in thousands)

Reorganized Company
For the Three Months Ended December 31, 2003

	Inpatient Services - Retained	Inpatient Services - Overhead	Inpatient Services - Divested/Planned Divested	Inpatient Services - Other Operations	Total Inpatient Services

Total net revenues	$ 139,156	$ -	$ 7,410	$ 948	$ 147,514
	=============	=============	=============	==============	=============
Net segment income (loss)	$ 11,858	$ (3,177)	$ (1,542)	$ 29	$ 7,168

Interest, net	686	-	69	-	755

Depreciation and amortization	1,212	-	13	11	1,236

EBITDA	$ 13,756	$ (3,177)	$ (1,460)	$ 40	$ 9,159

Facility rent (1)	9,795	-	536	27	10,358

EBITDAR	$ 23,551	$ (3,177)	$ (924)	$ 67	$ 19,517
	=============	=============	=============	==============	=============

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax provision (benefit), extraordinary loss and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by opreating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

The "retained" portfolio includes 101 facilities that we currently intend to operate after the completion of the restructuring of our long-term care portfolio but we can give no assurance that these facilities represent the actual future facility population that we will operate. Overhead applies to all inpatient facilities, and the component relating to retained and divested/planned divested facilities has not been specifically identified.

(1) Excludes general and administrative rent of $83 in Inpatient Services-Overhead.

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
	For the Three Months Ended
	December 31,
	2003	2002

Number of licensed beds:
SNF	10,859	26,192
Hospitals	192	653

Number of facilities:
SNF	107	228
Hospitals	3	9

Occupancy %:
SNF - same store	90.2	90.6
Hospitals	47.6	57.3

Payor Mix % based on patient days- same store:
Medicare	11.0%	11.0%
Medicaid	65.6%	66.5%
Private and other	23.4%	22.2%

Payor Mix % based on patient days- hospitals:
Medicare	68.6%	70.4%
Medicaid	11.0%	9.6%
Private and other	20.4%	20.0%

Payor Mix % based on patient days - Inpatient Services:
Medicare	11.6%	11.7%
Medicaid	65.0%	65.9%
Private and other	23.4%	22.4%

Revenue Mix % of revenues - same store:
Medicare	24.4%	25.1%
Medicaid	53.1%	52.3%
Private and other	22.5%	22.6%

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics

	For the Three Months Ended
	December 31,
	2003	2002
Revenue Mix % of revenues - hospitals:
Medicare	68.4%	69.0%
Medicaid	9.9%	8.4%
Private and other	21.7%	22.6%

Revenue Mix % of revenues - Inpatient Services:
Medicare	26.9%	28.2%
Medicaid	50.7%	49.2%
Private and other	22.4%	22.6%

Revenues PPD - same store:
Medicare (blended)	$ 348.42	$ 336.41
Medicaid.	$ 127.84	$ 115.73
Private and other	$ 139.11	$ 134.46

Revenues PPD - hospitals:
Medicare (blended)	$ 964.69	$ 945.11
Medicaid	$ 866.88	$ 843.34
Private and other	$ 897.24	$ 966.00

Revenues (in thousands) (including discontinued operations):
Nursing facilities:
Medicare	$ 42,200	$ 107,025
Medicaid	78,620	185,106
Private and other	33,887	71,843
Subtotal	$ 154,707	$ 363,974

Rehab (non-affiliated)	$ 26,603	$ 22,866
Medical Staffing (non-affiliated)	14,022	13,249
Home Health (non-affiliated)	13,500	13,165
Laboratory and Radiology (non-affiliated)	10,749	9,131
Subtotal	$ 64,874	$ 58,411
Other - non-core businesses	110	54,072
Total	$ 219,691	$ 476,457
	========	=======

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics

	For the Three Months Ended
	December 31,
	2003	2002

Rehab contracts:
Affiliated	100	216
Non-Affiliated	361	320

DSO:
Inpatient Services - same store:	41	47
Inpatient Services - hospitals	70	61
Rehabilitation and Respiratory	109	105
Medical Staffing	59	62
Home Health	72	86
Radiology	260	241
Laboratory	170	125

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics

	For the Year Ended
	December 31,
	2003	2002

Number of licensed beds:
SNF	10,859	26,192
Hospitals	192	653

Number of facilities:
SNF	107	228
Hospitals	3	9

Occupancy %:
SNF - same store	90.1	90.7
Hospitals	52.4	54.2

Payor Mix % based on patient days- same store:
Medicare	11.4%	10.7%
Medicaid	65.7%	66.0%
Private and other	22.9%	23.3%

Payor Mix % based on patient days- hospitals:
Medicare	74.1%	71.8%
Medicaid	8.6%	7.7%
Private and other	17.3%	20.5%

Payor Mix % based on patient days - Inpatient Services:
Medicare	12.0%	11.3%
Medicaid	65.1%	65.4%
Private and other	22.9%	23.3%

Revenue Mix % of revenues - same store:
Medicare	24.7%	25.8%
Medicaid	52.6%	51.1%
Private and other	22.7%	23.1%

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics

	For the Year Ended
	December 31,
	2003	2002
Revenue Mix % of revenues - hospitals:
Medicare	73.7%	69.4%
Medicaid	7.8%	7.3%
Private and other	18.5%	23.3%

Revenue Mix % of revenues - Inpatient Services:
Medicare	27.7%	28.5%
Medicaid	49.8%	48.3%
Private and other	22.5%	23.2%

Revenues PPD - same store:
Medicare (blended)	$ 332.46	$ 354.08
Medicaid	$ 122.86	$ 113.31
Private and other	$ 137.91	$ 132.59

Revenues PPD - hospitals:
Medicare (blended)	$ 951.45	$ 869.18
Medicaid	$ 867.36	$ 844.54
Private and other	$ 680.97	$ 1,285.32

Revenues (in thousands) (including discontinued operations):
Nursing facilities:
Medicare	$ 286,884	$ 436,285
Medicaid	515,730	738,312
Private and other	209,884	295,679
Subtotal	$ 1,012,498	$ 1,470,276

Rehab (non-affiliated)	$ 108,113	$ 87,432
Medical Staffing (non-affiliated)	54,608	57,257
Home Health (non-affiliated)	55,533	53,963
Laboratory and Radiology (non-affiliated)	42,729	37,508
Subtotal	$ 260,983	$ 236,160
Other - non-core businesses	117,470	207,145
Total	$ 1,390,951	$ 1,913,581
	=======	=======

Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics

	For the Year Ended
	December 31,
	2003	2002
Rehab contracts:
Affiliated	100	216
Non-Affiliated	361	320

DSO:
Inpatient Services - same store:	41	47
Inpatient Services - hospitals	70	61
Rehabilitation and Respiratory	109	105
Medical Staffing	59	62
Home Health	72	86
Radiology	260	241
Laboratory	170	125
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